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                               Exhibit 12.1

                REDWOOD EMPIRE BANCORP AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (in thousands, except ratios)

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                                                     Year Ended
                                                     December 31
                                                         1995
                                                  ----------------
EXCLUDING INTEREST ON DEPOSITS

Net income                                              $3,313
Tax provision                                            2,359
Fixed charges:
  Other interest expense                                 4,941
                                                       -------

Earnings before taxes and fixed charges                $10,613
                                                       -------
                                                       -------

Ratio of earnings to fixed charges                        2.15
                                                       -------
                                                       -------


INCLUDING INTEREST ON DEPOSITS

Fixed charges, per above                                $4,941
Interest on deposits                                    22,730
                                                       -------

Total fixed charges and interest on deposits           $27,671
                                                       -------
                                                       -------

Earnings before taxes and fixed charges, per above     $10,613
Interest on deposits                                    22,730
                                                       -------

Total earnings before taxes, fixed charges and
  interest on deposits                                 $33,343
                                                       -------
                                                       -------

Ratio of earnings to fixed charges                        1.20
                                                       -------
                                                       -------

Surplus                                                 $5,672
                                                       -------
                                                       -------

The 1995 earnings are adequate to cover fixed charges by the amount noted above.



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